UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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The Procter & Gamble Company

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On September 5, 2017, The Procter & Gamble Company (“P&G”), posted the following material to the P&G website voteblue.pg.com and may in the future send or use the same or substantially similar communications from time to time:

HOME FROM THE CEO OUR BOARD OUR RESULTS OUR PLAN FAQ Vote Blue Discard White Touching lives, iimpprroovviinngg lliiffee.. © 2017 Procter & Gamble | Disclaimer H OW TO VOT E FAQ Sections Why Vote Blue Proxy and Voting Information P&G’s Annual Shareholder Meeting Stock Split Preferred Series B Shares Other Questions Every year, P&G holds an annual shareholder meeting to elect its Board of Directors, vote on other proposals, review recent business results and discuss the outlook for the future. This year, Trian Partners, a New York City-based hedge fund, has nominated Nelson Peltz, its founder, as an opposition candidate to run for a seat on P&G’s Board of Directors. P&G opposes Trian’s nomination and is strongly recommending shareholders to vote FOR ALL 11 P&G Director Nominees on P&G’s Blue Proxy Card at or before the Company’s shareholder meeting, scheduled for 9 a.m. on Tuesday, October 10 at our executive offices in Cincinnati. Throughout the proxy contest, many P&G shareholders will receive multiple mailings from both P&G and Trian, each containing a proxy card or other voting instructions. Each side will use a different-colored proxy card and ask shareholders to vote their card at or before the company’s shareholder meeting. In our case, P&G is using the Blue Proxy Card, while Trian is using the white proxy card. Importantly, only the last dated proxy card that shareholders properly execute and return by online, mail or telephone will be counted. This FAQ is intended to help address shareholder questions regarding this process. Why Vote Blue Who Should I Vote For? P&G is strongly recommending that you vote on the Blue Proxy Card or Blue Voting Instruction Form and vote “FOR ALL” 11 Director Nominees recommended by P&G. We’re asking all shareholders to sign and return only the Blue P&G Proxy Card and not return or vote any white proxy cards sent to you by Trian. If you vote the white Trian card—even if you vote “Withhold” on the Trian nominee—it will cancel any Blue P&G Proxy Card you previously submitted. Why Should I Support P&G? The men and women of P&G are delivering growth and shareholder value with a strategy and plan that is working. Our results are improving. We met or exceeded our fiscal 2017 commitments, and now we are focused on further accelerating progress. We want to prevent anything from derailing the work that is delivering improvement. Read more from Chairman of the Board David Taylor.

Why Should I Not Vote For Nelson Peltz To Join Our Board Of Directors? Mr. Peltz has not offered any new or incremental ideas to drive value for P&G consumers and shareholders beyond what your Board and management are already doing. We believe the successful execution of the Company’s existing strategy and plan will deliver value for shareholders. We believe Mr. Peltz has a history of focusing more on the short term in the companies in which he is involved, which is much different from our focus on the short-, mid-, and long-term health and value of the Company. Why Do We Think Our Board Is The Right One To Continue To Lead Us Through The Changes We Need To Make? P&G has a highly qualified and highly experienced Board of Directors, many of whom have run successful businesses and led significant transformations. (You can find a complete list of our Directors here.) Each member of our Board brings a specific set of skills that is aligned with P&G’s strategic priorities and is ideal for overseeing a consumer products company with our global scale, reach and complexity. Our Board members have a balanced, long-term view, and they operate within the Purpose, Values and Principles that have guided our company for 180 years. Mr. Peltz Has Been A Director At Other Large Companies, So Why Not Add Him To The P&G Board? We believe adding Mr. Peltz to P&G’s Board of Directors risks derailing the strong progress already underway; and “why not” is not a compelling rationale or a sufficient standard for adding a person to P&G’s Board. P&G has a diverse and experienced Board that is actively overseeing our transformation and will continue to be agents of change to improve P&G’s global performance. Our Board members were chosen based on rigorous criteria, with each member bringing a specific set of skills that is aligned with P&G’s strategic priorities and ideal for overseeing a consumer products company with our global scale, reach and complexity. Our Board members are already very actively engaged in overseeing the Company’s plans and applying pressure where needed to successfully execute those plans. While we will continue to listen to Mr. Peltz as we do other shareholders, we do not recommend adding him to the Board. What Happens If Mr. Peltz Does Not Get On P&G’s Board? We cannot predict what Mr. Peltz will do if his efforts to obtain a seat for himself on P&G’s Board are unsuccessful. As long as Trian holds shares of P&G stock, we will continue to have open dialogue with them as we do with all investors. We will continue to be receptive to ideas from all shareholders that help drive profitable growth and enhance consumer and shareholder value.

Proxy and Voting Information When Should Shareholders Receive Their Proxy Materials? Depending on your location, you should receive your proxy materials by mid-August. P&G is mailing Blue Proxy Cards or Blue Voting Instruction Forms with its proxy materials to shareholders. Shareholders may also receive a white proxy card from Trian seeking votes to elect its founder Nelson Peltz as an alternative Director nominee for election to the Board of Directors at the annual meeting. How Do I Vote By Proxy? If you want to vote for the Company’s nominees, most shareholders can vote by proxy in three ways: By Internet — You can vote via the Internet by following the instructions on the Blue Proxy Card or Blue Voting Instruction Form; By Telephone — In the United States and Canada, you can vote by telephone by following the instructions on the Blue Proxy Card or Blue Voting Instruction Form; or By Mail — You can vote by mail by signing and dating the Blue Proxy Card or Blue Voting Instruction Form and returning it in the postage-paid envelope provided with the proxy statement. If you sign your Blue Proxy Card but do not specify how you want your shares to be voted, they will be voted as the Board recommends. More detailed information on how to vote can be found here. When Is The Cut-Off For Voting My Proxy? If you hold your shares in registered form, your vote(s) must be received before the polls close at the annual meeting which begins at 9 a.m. Eastern Daylight Time on Tuesday, October 10. If you hold your shares through a bank or brokerage firm, your vote(s) should be received at your bank or brokerage firm no later than 11:59 p.m. (Eastern Daylight Time) on Monday, October 9. If you hold shares through any of the Company Plans, your vote(s) must be received no later than 11:59 p.m. (Eastern Daylight Time) on Wednesday, October 4.

Why Have I Received More Than One Proxy Card? Many shareholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. It is very important to submit a vote for each account in which you hold shares. Additionally, both sides in the proxy contest may send a proxy card each time they send a letter or other information, so you may receive many proxy cards from P&G and Trian between now and the P&G Annual Shareholder Meeting. Once you are sure that you have voted each of your accounts, you do not need to vote again unless you want to change your vote or want to be sure your shares are voted. Only the last dated proxy card you submit for each account will be counted. Should I Vote Again When I Get Duplicate Mailings? Yes, unless you are positive that you have already voted your Blue Proxy Card or Blue Voting Instruction Form for all shares in every account. Did You Receive My Vote? I Received More Proxy Cards, Therefore You Must Not Have Received My Vote? Vote everything you receive. If you enter your control number online, it should tell you whether you have already voted. I Received A Message That My Control Number Is Invalid. There are different websites for Blue Proxy Cards and Blue Voting Instruction Forms. The Blue Proxy Card should be voted at www.FCRvote.com/pg. The Blue Voting Instruction Form should be voted at www.proxyvote.com. If you try to use the control number with the wrong website, you might get the message that your control number is invalid. Try the other website. I Have Multiple Blue And White Cards. What Should I Do? Vote every Blue Proxy Card and Blue Voting Instruction Form that you receive. You will receive a Blue Proxy Card or Blue Voting Instruction Form for every account you own that has P&G stock, and you need to separately vote these Blue forms for every account in order to vote all of your shares. P&G recommends that you discard all white Trian cards. The Voting Instruction Form Card I Received Has A Blue Side And A White Side. Is This The Blue Card Or The White Card? If you received a voting card that is partially blue and says “Blue Voting Instruction Form” on the bottom left, it is the Blue Voting Instruction Form and P&G recommends that you vote by following the instructions on that form. The white portion is for you to sign and execute and return by mail or you can simply vote by internet or telephone.

What Should I Do With The White Proxy Card? The P&G Board of Directors recommends you simply disregard the white Trian proxy card. Please do not return the white proxy card, even as form of protest against Trian and/or Nelson Peltz. If you have previously signed a white proxy card sent to you by Trian, you may change your vote at any time and revoke your prior proxy by signing and dating the Blue Proxy Card and returning it in the postage-paid envelope you received or by voting via the Internet or by telephone by following the instructions on the Blue Proxy Card. How Did Trian Get My Name And Address? P&G is legally required to make shareholders lists available to Trian solely for purposes of this proxy solicitation. Trian signed a Confidentiality Agreement with P&G prior to receiving the shareholder list and is legally obligated to use the shareholder information only for purposes of communicating to shareholders about the proxy contest. Can A Vote Be Changed Or Revoked After A Proxy Card Is Returned? Yes. You have every proper and legal right to change or revoke your proxy at any time before it is exercised at the annual meeting by Internet, telephone, or mail or by attending the annual meeting and voting in person (with certain exceptions as noted in the next question). If you have previously signed a white proxy card sent to you by Trian, you may change your vote and revoke your prior proxy by signing and dating the Blue Proxy Card and returning it in the postage-paid envelope you received or by voting via the Internet or by telephone by following the instructions on the Blue Proxy Card. Submitting a white Trian proxy card—even if you withhold your vote on Nelson Peltz, the Trian nominee—will revoke any vote you previously made via the P&G Blue Proxy Card. If you wish to vote pursuant to the recommendation of the P&G Board, you should disregard any proxy card that you receive that is not a BLUE proxy card and not return any white proxy card that you may receive from Trian. It is important to note that only the latest dated vote will count at the annual meeting.

Is There A Way To Opt Out Of Future Mailings Once I’ve Voted? Unfortunately not. Trian initiated a proxy contest, which requires us to communicate with our shareholders through the mail, even if you have previously elected to receive your proxy materials electronically. Can I Vote In Person At The Annual Meeting Instead Of Voting By Proxy? We encourage you to vote your proxy by Internet, telephone, or mail prior to the meeting, even if you plan to attend in person. However, you can vote in person with the following exclusions: If shares are held in a P&G Employee Plan, they cannot be voted at the annual meeting. These shares must be voted by 11:59 p.m. (Eastern Time) on October 4. If shares are held through a bank or broker, a shareholder must request a “legal proxy” from their custodian in order to vote at the annual meeting. What Are The Voting Procedures And What Vote Is Required For Approval Of Proposals? Election of Directors—If Trian proceeds with its alternative nomination, the number of Director nominees will be 12, which exceeds the number of Directors to be elected. As provided in the Company’s Amended Articles of Incorporation, in such a situation, the 11 nominees who receive the greatest number of votes cast will be elected. Proposals 2 through 7 require the affirmative vote of a majority of shares participating in the voting on each proposal for approval. Proposal 8 requires the affirmative vote of a majority of the outstanding shares entitled to vote on this proposal at the 2017 Annual Meeting.

Will My Control Number Be The Same For All Of My Accounts? Will It Be The Same For P&G’s And Trian’s Materials? No. You will have a different control number for each account you own that has P&G stock. If Trian mails materials to you, their materials will also have a different control number for each account that does not match the control numbers on P&G’s materials. What Is The Difference Between A “Shareholder Of Record” And A “Beneficial Shareholder” Of Shares Held In Street Name? You are the “shareholder of record” for any P&G shares that you own directly in your name or in an account with P&G’s stock transfer agent Wells Fargo Shareowner Services. Many US employees hold DSPP shares this way with Wells Fargo. You are a “beneficial shareholder” of shares held in street name if your P&G shares are held in an account with a broker, bank, or other nominee as custodian on your behalf. The broker, bank, or other nominee is considered the shareholder of record of these shares. As the beneficial owner, you have the right to instruct the broker, bank, or other nominee on how to vote your P&G shares. If you do not send back a vote by mail or internet or telephone, your shares will not be voted. P&G’s Annual Shareholder Meeting Can I Attend The Annual Meeting In Person If I Have Already Voted? P&G’s annual shareholder meeting will take place on Tuesday, October 10, 2017 at 9:00 a.m. Eastern Daylight Time at The Procter & Gamble Company General Offices, 1 Procter & Gamble Plaza, Cincinnati, Ohio 45202. If you plan to attend the meeting, you must be a shareholder of The Procter & Gamble Company as of August 11, 2017, the record date. Photo identification will be required for entrance to the meeting. You should also bring the following evidence that you are a shareholder of record: If you are a registered holder, you can bring a copy of your proxy card; or If you hold through a bank or brokerage firm, you must bring a copy of either your Voting Instruction Form or a copy of your brokerage statement as evidence of your stock ownership as of the record date. You must bring such evidence with you in order to be admitted to the meeting. If you are acting as a proxy, we will need to review a valid written legal proxy signed by the owner of the common stock granting you the required authority to vote the owner’s shares.

Can I Listen To The Annual Meeting On-Line? If you are not able to attend the meeting in person, you may join a live audiocast of the meeting on the Internet by visiting www.pginvestor.com at 9:00 a.m. Eastern Daylight Time on October 10, 2017. Stock Split What Is The Financial Value To Me Of A Stock Split? A stock split does not change the financial value of your stock holding. It is similar to holding a $100 bill or two $50 bills. A stock split increases the number of the corporation’s outstanding shares by dividing each share, which in turn divides its price in the same proportion. The stock’s market capitalization does not change, just like the value of the $100 bill does not change if it is exchanged for two $50s. What Would Trigger P&G To Do A Stock Split? Historically, P&G has executed a stock split when the stock has traded well above $100 for a sustained period of time. The Board of Directors decides when to execute stock splits. Do All Companies Execute A Stock Split When Their Stock Trades Well Above $100 For A Sustained Period Of Time? No. There are several companies that trade well above $100. (8/29/2017 closing prices) Berkshire Hathaway Inc. Class A (BRK.A) trades at $268,090. Amazon (AMZN) trades at $954.06. Alphabet Inc. Class A (GOOGL) trades at $935.75. Tesla Inc. (TSLA) trades at $347.36. Facebook (FB) trades at $168.05.

Within our U.S. Competitive Peers, Clorox (CLX), Johnson & Johnson (JNJ) and Kimberly Clark (KMB) have all traded above $100 for an extended period of time – 12 to 36 months. These companies have not executed a stock split since before 2002. Below is a chart of their last stock split, current stock price and length of time trading above $100.

	Last Stock Split	Stock Price (08/29/17 close)	Months trading above $100
Procter & Gamble (PG)	2:1 Split on 6/21/2004	$92.32	
Johnson & Johnson (JNJ)	2:1 Split on 6/13/2001	$132.21	>12 months
Clorox (CLX)	2:1 Split on 8/24/1999	$137.37	>30 months
Kimberly-Clark (KMB)	2:1 Split on 4/3/1997	$122.38	>36 months

Would A P&G Stock Split Make It More Affordable To Purchase P&G Stock?

No, you are allowed to purchase partial shares of P&G stock. You can invest any sum of money you want into P&G and will receive the number of full or partial shares equal to your investment. Depending on how you purchase the stock, there may be minimum purchase thresholds for those programs.

Preferred Series B Shares

Why Do I Have Shares Of Preferred Series B?

P&G issued Preferred Series B shares for the sole purpose of funding retiree medical benefits under the P&G Retiree Health Plan for PST Plan participants who satisfied certain eligibility requirements. Eligible PST Plan participants receive Preferred Series B shares in a retiree health care account. You have a retiree health care account with Preferred Series B shares because you satisfied the eligibility requirements.

Can I Sell My Preferred Series B Shares And Get The Cash?

No. Tax laws and the PST Plan require that the shares of P&G Preferred Series B stock in your retiree health care account can only be used to cover medical expenses under the P&G Retiree Health Plan and cannot be sold or distributed for any other purpose. However, you do have the same voting rights with your Preferred Series B shares as you do with your Preferred Series A shares.

What If I Am Not Enrolled In The P&G Retiree Health Plan? If you are not enrolled in the P&G Retiree Health Plan, then no distributions can be made from the funds in your retiree health care account (including but not limited to your Preferred Series B shares). Because you are eligible for the P&G Retiree Health Plan, your Preferred Series B shares are held in your retiree health care account until or in case you ever enroll in the P&G Retiree Health Plan. Other Questions What Can I Do If I Have Further Questions? If you have any questions, please contact D.F. King & Co., Inc. or Mackenzie Partners, Inc., our proxy solicitors assisting us in connection with the annual meeting, by calling toll free (877) 361-7966 or (800) 322-2885 or emailing P&G@dfking.com or P&G@mackenziepartners.com. VOTE THE BLUE PROXY CARD TODAY Online Voting Is Quick And Easy To Use Find your unique control number in the box located next to the arrow ( ) on your blue proxy or blue notice card. HOW TO VOTE Frequently Asked Questions HOME FROM THE CEO OUR BOARD OUR RESULTS OUR PLAN FAQ Vote Blue Discard White Touching lives, improving life. © 2017 Procter & Gamble | Disclaimer HOW TO VOTE

P&G    Home From the CEO Our Board Our Results Our Plan FAQ Other Voices
Other Voices
See what others are saying about P&G’s progress and plan
Perspectives
John Pepper, Retired CEO and Chairman
September 5, 2017
John shares his personal views on the proxy battle and why he is strongly supporting the Company’s position as the right thing to do for the future of P&G and everyone who depends on it.
READ LETTER

“I know what matters ... I hope and ask that you put your trust in David Taylor and the people of our Company, and not take the enormous risk of throwing a wrench into the momentum underway.
-John Pepper Retired P&G CEO and Chairman of the Board”
HOME    OUR RESULTS
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OUR BOARD    FAQ Discard White
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Touching lives, improving life. P&GTM
© 2017 Procter & Gamble Disclaimer

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.